As filed with the Securities and Exchange Commission on August 14, 2026

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

MSGS Spinco, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Nevada	42-2203884
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Two Pennsylvania Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

(212) 465-6500

(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.01 per share	NYSE

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act: ☒

* MSGS Spinco, Inc. will be renamed “MSG Rangers Corp.” on or prior to the Distribution (as defined herein).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10

AND THE ATTACHED INFORMATION STATEMENT.

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections identified below, each of which is incorporated in this report by reference:

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this information statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section “Business — Properties” of this information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of this information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of this information statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of this information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

On April 28, 2026, MSGS Spinco, Inc. was incorporated in the State of Nevada. On April 28, 2026, Madison Square Garden Sports Corp. acquired 100 uncertificated shares of common stock of MSGS Spinco, Inc. for $100.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of this information statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Combined Financial Statements” beginning on page F-1 of this information statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Distribution Agreement between Madison Square Garden Sports Corp. and MSGS Spinco, Inc.#

2.2	Form of Contribution Agreement between Madison Square Garden Sports Corp. and MSGS Spinco, Inc.#

3.1	Articles of Incorporation of MSGS Spinco, Inc.

3.2	Form of Amended and Restated Articles of Incorporation (as in effect immediately prior to Distribution) of MSGS Spinco, Inc.

Exhibit	Description

3.3	Bylaws of MSGS Spinco, Inc.

3.4	Form of Amended and Restated Bylaws (as in effect immediately prior to Distribution) of MSGS Spinco, Inc.

4.1	Form of Registration Rights Agreement by and among MSGS Spinco, Inc. and The Charles F. Dolan Children Trusts.#

4.2	Form of Registration Rights Agreement by and among MSGS Spinco, Inc. and The Dolan Family Affiliates.#

8.1	Form of Tax Opinion of Sullivan & Cromwell LLP.*

10.1	Form of Transition Services Agreement between Madison Square Garden Sports Corp. and MSGS Spinco, Inc.#

10.2	Form of Tax Disaffiliation Agreement between Madison Square Garden Sports Corp. and MSGS Spinco, Inc.

10.3	Form of Employee Matters Agreement between Madison Square Garden Sports Corp. and MSGS Spinco, Inc.

10.4	Form of MSGS Spinco, Inc. 2026 Employee Stock Plan.

10.5	Form of MSGS Spinco, Inc. 2026 Stock Plan for Non-Employee Directors.

10.6	Form of Standstill Agreement between MSGS Spinco, Inc. and the Dolan Family Group.+#

10.7	Form of Indemnification Agreement between MSGS Spinco, Inc. and its Directors and Officers.

10.8	Form of MSGS Spinco, Inc. Non-Employee Director Award Agreement.

10.9	Form of MSGS Spinco, Inc. Restricted Stock Units Agreement.

10.10	Form of MSGS Spinco, Inc. Performance Restricted Stock Units Agreement.

10.11	Form of MSGS Spinco, Inc. Option Agreement.

10.12	Form of MSGS Spinco, Inc. Restricted Stock Units Agreement in respect of Madison Square Garden Sports Corp. Restricted Stock Units.

10.13	Form of MSGS Spinco, Inc. Performance Restricted Stock Units in respect of Madison Square Garden Sports Corp. Performance Restricted Stock Units.

10.14	Form of MSGS Spinco, Inc. Executive Deferred Compensation Plan.

10.15	Arena License Agreement, dated as of April 15, 2020, between MSG Arena, LLC and New York Rangers, LLC.+#

10.16	Sponsorship Sales and Representation Agreement, dated as of April 15, 2020, between New York Rangers, LLC and MSG Entertainment Group, LLC.#

10.17	Amended and Restated Credit Agreement, dated as of November 6, 2020, by and among New York Rangers, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.#

10.18	Amendment No. 3 to Amended and Restated Credit Agreement, dated as of December 14, 2021, by and among New York Rangers, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.#

10.19	Amendment No. 1, dated as of November 6, 2025, to the Second Amended and Restated Credit Agreement, dated as of December 14, 2021, by and among New York Rangers, LLC, the lenders party thereto and JPMorgan Chase Bank N.A., as agent.#

10.20	Security Agreement, dated as of January 25, 2017, between New York Rangers, LLC and JPMorgan Chase Bank, N.A., as collateral agent.#

Exhibit	Description

10.21	Form of NHL Transaction Agreement.*

21.1	Subsidiaries of the Registrant.

99.1	Preliminary Information Statement, dated August 14, 2026.

*	To be filed by amendment.
+

Certain confidential information — identified by bracketed asterisks “[*****]” — has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) would be competitively harmful to the Registrant if publicly disclosed.

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MSGS Spinco, Inc.

By:	/s/ Paul DiCicco
Name:	Paul DiCicco
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: August 14, 2026